UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Bernhard E. Spiess, former Chief Business Officer of Castle Biosciences, Inc. (the “Company”), notified the Company of his intention to resign effective as of December 31, 2021. On December 29, 2021, in connection with his resignation, the Company entered into an Employment Separation Agreement (the “Separation Agreement”) with Mr. Spiess. Additionally, the Company entered into a Master Services Agreement (the “Consulting Agreement”) with Mr. Spiess, pursuant to which Mr. Spiess will provide consulting services to the Company.

Under the Separation Agreement, which contains a customary release of claims in favor of the Company, (i) Mr. Spiess will receive a cash payment for his accrued salary and paid time off through December 31, 2021, subject to standard withholdings and deductions, (ii) Mr. Spiess will receive his annual performance-based bonus with respect to his employment during 2021, (iii) the Company agreed to enter into the Consulting Agreement and (iv) Mr. Spiess’s outstanding equity awards will continue to vest and remain exercisable in accordance with their terms during the term of the Consulting Agreement.

The Consulting Agreement provides that Mr. Spiess will provide certain services to the Company on a project basis from time to time at a rate of $250.00 per hour. The Consulting Agreement has an initial term through December 31, 2022, which may be renewed for consecutive one-year periods by mutual written agreement. The Consulting Agreement also requires Mr. Spiess to adhere to non-solicitation and non-interference restrictions for a period of three years following termination of the Consulting Agreement and non-competition restrictions for a period of one year following termination of the Consulting Agreement. Among other termination provisions, the Company has the right to terminate the Consulting Agreement immediately for any reason with or without prior notice.

Copies of the Separation Agreement and the Consulting Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and the foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to such exhibits.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1	Employment Separation Agreement dated December 29, 2021, by and between Castle Biosciences, Inc. and Bernhard E. Spiess.
10.2*	Master Services Agreement dated December 29, 2021, by and between Castle Biosciences, Inc. and Bernhard E. Spiess.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.
*	Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer
Date: January 5, 2022